Exhibit 10.1





                             FOUR OAKS FINCORP, INC.
                            DIVIDEND REINVESTMENT AND
                               STOCK PURCHASE PLAN

1.       PURPOSE

         The purpose of the Plan is to provide the shareholders of record of the Company's Common Stock with a simple and convenient method of investing cash dividends and optional cash payment in shares of Common Stock. To the extent that new shares of Common Stock will be purchased from the Company, the Company will receive additional funds to finance the continuing operations of the Company.

2.       FEATURES

         Participants in the Plan:

    (bullet) Will have cash dividends on their shares of Common Stock automatically reinvested in additional shares of Common Stock;

    (bullet) May elect to make optional cash payments from $20.00 to $500.00 per quarter for additional Common Stock purchases;

    (bullet) Will receive full investment use of funds because the Plan provides for crediting of fractional shares (calculated to three decimal places) and reinvestment in additional shares;

    (bullet) Will pay no accountant fees for the reinvestment of dividends or optional cash payments;

    (bullet) Will receive quarterly statements from the Agent reflecting total dividends and optional cash payments, the price paid for shares purchased, and the total shares held in the participant's account; and

    (bullet) Will enjoy safekeeping of shares purchased pursuant to the Plan, including protection against loss, theft, or inadvertent destruction of certificates.

3.  ADMINISTRATION

         Branch Banking and Trust Company will Administer the Plan and serve as agent (the "Agent") for Plan participants. The Agent keeps records, sends statements of account to each participant, and performs other duties related to the Plan. Shares purchased under the Plan are registered in the name of the Agent or in the name of its nominee, and credited to the accounts of the participants in the Plan. Questions and communications regarding the Plan should include your account number and should be directed to:


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                     Branch Banking and Trust Company
                            Trust Operations
                          Post Office Box 2887
                       Wilson, North Carolina 27894
                            919-246-4316

4.        PARTICIPATION

         A. ELIGIBILITY

                  Any holder of record of the Company's Common Stock is eligible to participate in the Plan at any time. Beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for example, in the name of a broker, bank, or other nominee) and who wish to participate in the Plan must become owners of record by having the number of shares they wish to enroll in the Plan transferred into their names. Tentatively, they must make arrangements for the nominees or other holders of record to participate in the Plan on behalf of such beneficial owners.

         B.  ENROLLMENT IN THE PLAN

                  An eligible shareholder may join the Plan at any time by completing an Authorization Card and returning it to the Agent at the above address. Authorization Cards may be obtained at any time by contacting the Agent.

         For new enrollees, participation will commence with the next dividend payable after receipt of authorization provided it is received by the Agent by the fifth business day prior to the record date for the dividend. If an Authorization Card is received after the fifth business day prior to the record date established for a particular dividend, the reinvestment of dividends under the Plan will begin with the next succeeding dividend. The Company expects to set quarterly dividend and record payment dates for Common Stock on or about the following dates:

                  Approximate Record Date      Approximate Payment Date

                  February 28                           March 8
                  May 3                                 June 8
                  August 31                             September 8
                  November 30                           December 8

         To participate in the optional cash payment feature, a check or money order payable to Branch Banking and Trust Company should be sent together with the payment form which is attached to the quarterly statement participants receive after their initial dividend has been invested. Cash payments can only be made for participants who have had at least one dividend reinvested pursuant to the Plan.

         Shareholders enrolled in the Plan will remain enrolled unless they terminate their participation by giving written notice to the Agent as described below.

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5. NUMBER OF SHARES SUBJECT TO THE PLAN

         Shareholders of record may participate in the Plan with respect to all or any portion of the shares of Common Stock registered in their name. If a shareholder wishes to participate in the Plan with less than all of such shareholder's shares, the shareholder must notify the Agent in writing to that effect. Otherwise, it will be assumed that the shareholder intends to participate in the Plan with respect to all shares owned. Also, if a participant wishes to change the number of shares of Common Stock subject to the Plan, the participant must notify the Agent in writing to that effect. Any such notification received by the Agent after the fifth business day prior to a dividend payment date will not be effective until the next quarter.

6.  COSTS

         The Agent will provide the service of reinvesting a participant's dividends paid on the Company's Common Stock or optional cash payments at no cost to the shareholder. All administrative costs of the Plan will be paid by the Company. No brokerage cornmissions or fees will be charged for purchases of shares made under the Plan by the Agent directly from the Company, out of authorized but unissued shares of the Company. The Company presently intends to bear the costs of brokerage commissions or fees incurred as a result of any purchases made under the Plan on the open market. The Company may change or eliminate this policy entirely upon written notice to participants. The reinvestment of dividends does not relieve the participant of any income tax that may be payable on the dividends or on any brokerage commissions or fees paid by the Company.

7.  PURCHASES UNDER THE PLAN

         A.  METHOD OF PURCHASE

                  The Agent automatically will receive the full amount of dividends paid on both the shares held by participants and any additional full or fractional shares acquired under the Plan, as well as any optional cash payments made by participants. The Agent will use these funds to purchase shares of the Company's Common Stock for Plan participants from the Company's authorized but unissued shares. Purchases also may be made on any securities exchange where such shares are traded, in the over-the-counter market, or in negotiated transactions.

         B.  NUMBER OF SHARES PURCHASED

                  The number of shares purchased under the Plan for each participant will depend on the amount of dividends reinvested and optional cash payments made to the participant's account, and the purchase price of the Common Stock. Therefore, each participant's account will be credited with the number of shares, including a fractional share computed to three decimal places, equal to the total amount invested under the Plan by the participant (dividends and optional cash payment), divided by the applicable purchase price per share of the Common Stock.

         C. TIMING OF PURCHASES

                  The Agent will purchase shares as soon as practicable after cash dividends are paid in the quarters when such payments are made. In other quarters, the Agent generally will purchase shares on the first business day of the quarter. Purchases will include dividends to be reinvested and optional cash payments as of the date of purchase, as applicable. The Agent will use every reasonable effort to reinvest all dividends promptly after receipt and in no event later than 30 days after receipt unless such investments are restricted by any applicable state or federal securities laws. No interest will be paid on dividends or optional cash payments pending reinvestment.

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                If for any reason the Agent is precluded from acquiring shares for 90 consecutive days, the Agent will promptly remit all cash dividends and optional cash payments held in the participant's Plan account to the participant after such 90th day.

         D.  PURCHASE PRICE

                  The purchase price of original issue shares of Common Stock purchased directly from the Company will be determined once each quarter by the Board of Directors of the Company based on an annual appraisal and trading activity. The appraisal will be conducted by an independent appraisal firm selected by the Board of Directors. The purchase price for the first quarter shall be based on the first such appraisal. Each quarter thereafter, the Board of Directors of the Company shall set the purchase price based on a review of the most recent annual appraisal and trading activity during the preceding quarter. No brokerage commissions or fees will be charged for purchases made through the Plan directly from the Company. Shares purchased on the open market under the Plan will be purchased at the price per share payable to the broker-dealer(s) involved. The Company presently intends to bear any brokerage commission or fees incurred in connection with open market purchases.

8. OPTIONAL CASH PAYMENTS

         A. METHOD OF PAYMENTS

                  Once a participant has received the first Dividend Reinvestment Statement (described below) for dividends reinvested the participant may elect to make optional cash payments to his account for additional Common Stock purchases. Each optional cash payment must be accompanied by a payment form, which is furnished by the Agent with each Dividend Reinvestment Statement. The Agent will commingle all optional cash payments credited to a participant's account with cash dividends and optional cash payment credited to all accounts under the Plan and all such funds will be applied to the purchase of Common Stock as provided above. Optional cash payments received by the fifth business day before a dividend payment date will be combined with and invested by the Agent at the time cash dividends are reinvested and in any event will be invested with funds received by the fifth business day before purchases are made in other quarters, as provided above. Any optional cash payments received by the Agent after the fifth day prior to a dividend payment date will be invested in the next quarter.

                  The Agent will hold the participant's optional cash payments in non-interest bearing accounts. No interest will be paid on any optional cash payments for the period following receipt by the Agent but prior to investment. Participants are encouraged to transmit optional cash payments so as to be received by the Agent as close as possible to the fifth day prior to a dividend payment date to avoid unnecessary accumulations of funds.

                  A participant may obtain a refund of his or her uninvested optional cash payments upon written request to the Agent received not less than two business days prior to the investment of such payments.

                  A participant is under no obligation to make an optional cash payment in any quarter, and the same amount of money does not need to be sent each quarter.

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         B.   LIMITATIONS

                  Any optional cash payment must not be less than $20, and payments may not exceed $500 per quarter in the aggregate for any participant or for each beneficial owner on whose behalf a participant may be investing. Optional cash payments may be made at any time; however, only one optional cash payment may be made in each calendar month by any participant, or by each beneficial owner on whose behalf a participant may be investing, and optional cash payments are only invested quarterly, as provided above. The Company may change the minimum and maximum allowable optional cash payment amounts or eliminate cash payments entirely upon written notice to participants.

                  Participants may not draw checks or drafts against their Plan accounts in respect of any shares or cash held therein and may not sell, assign, or transfer their account.

9.  CERTIFICATES FOR SHARES

         Normally, certificates for shares of Common Stock purchased under the Plan will not be issued directly to participants. Shares will be held by or through the Agent, providing protection against loss, theft, or inadvertent destruction. The number of shares credited to a participant's account will be shown on the next statement of account sent to the participant. The participant, however, may obtain from the Agent certificates for full shares upon receipt by the Agent of a written request from the participant. Any request for issuance of a certificate received by the Agent less than five days prior to the record date for a dividend payment shall become effective only after dividends paid for such record date have been reinvested. Also, the Agent generally processes requests for certificates only once each month on or about the l5th day of each month. No certificate will be issued for a fractional share, although dividends on a fractional interest in a share will be credited to the participant's account.

10. REPORTS TO PARTICIPANTS

         As soon as practicable after the end of each quarterly period, the Agent will send a statement of account (the "Dividend Reinvestment Statement") to the participant. The Dividend Reinvestment Statement will include information regarding each purchase and other information regarding the status of the participant's account as of the date of such statement. The Dividend Reinvestment Statements will provide a record of the cost basis of shares purchased under the Plan and should be retained for tax purposes.

11. WITHDRAWALS OF SHARES PURCHASED UNDER THE PLAN

         A participant may withdraw all or any portion of the full shares of Common Stock held in the participant's account under the Plan by notifying the Agent in writing to that effect. A certificate for the full shares withdravn will be issued in the name of the participant and mailed to him. No certificate will be issued for a fractional share interest.

         Withdrawals of some or all of the full shares in a participant's account will not terminate the participant's enrollment in the Plan.

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12. TERMINATION OF PARTICIPATION

         A participant may terminate his account by notifying the Agent in writing to that effect. Any notice of termination received by the Agent less than five days prior to the record date for a dividend payment shall become effective only after dividends paid for such record date have been reinvested. Upon termination, the Agent will issue to the participant a certificate for the number of full shares of Common Stock and a check for any fractional share in the participant's account. The Agent generally issues such certificates and checks only once each month, on or about the 15th day of each month.

13. OTHER FEATURES

         A. STOCK SPLITS, STOCK DIVIDENDS, AND RIGHTS OFFERINGS

         Stock splits or stock dividends on shares held in a participant's account will be credited to the account based on the number of shares (including fractional share interests) held in the account on the record date for such dividend or split. The Agent will report the amount of dividends received on shares or fractional shares held in each account.

         In the event the Company offers rights or warrants to purchase additional shares of Common Stock or other securities to the holders of Common Stock, such rights or warrants will be made available to participants based on the number of shares, including fractional share interests to the extent feasible held in their accounts on the record date established for determining the holders of Common Stock entitled to such rights or warrants.

         B.   VOTING OF SHARES PURCHASED UNDER THE PLAN

                  All full and fractional shares credited to a participant's account under the Plan will be added to the shares registered in the participant's name on the shareholder records of the Company. The participant will receive one proxy covering the total of such shares, which proxy shall be voted as the participant directs; or, if the participant so elects, the participant may vote all of such shares in person at the shareholders' meeting.

14.  FEDERAL INCOME TAX CONSEQUENCES

         Dividends and other distributions by the Company to shareholders generally will be taxed as ordinary dividend income. Participants who acquire additional shares of Common Stock through the Plan directly from the Company with reinvested cash dividends will be treated for federal income tax purposes as having received a taxable stock distribution. As a result, an amount equal to the fair market value on the investment date of the shares acquired directly from the Company with reinvested cash dividends will be treated as a dividend paid to participants. The tax basis of the shares acquired directly from the Company with such reinvested dividends also will equal the fair market value of the shares on the investment date.

         Participants who acquire additional shares of Common Stock through the Plan through open market purchases made with reinvested cash dividends will be deemed to have received a taxable dividend equal to the amount of the cash dividend reinvested plus the amount of any brokerage fees paid by the Company with respect to such additional shares. The participant's tax basis in these shares acquired on the open market will equal the purchase price of the shares plus any brokerage fees paid with respect to the shares.

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         Participants in the Plan will not realize any taxable income at the time of investment of optional cash payments in additional shares of Common Stock acquired directly from the Company. The tax basis of shares purchased directly from the Company with an optional cash payment will be the fair market value of the shares on the investment date.

         Participants who acquire additional shares of Common Stock through open market purchases made with optional cash payments will be treated as receiving a cash dividend equal to the amount of any brokerage fees paid by the Company with respect to such shares. The tax basis of shares purchased on the open market with an optional cash payment will equal the purchase price of the shares, plus any brokerage fees paid by the Company with respect to such shares.

         The holding period of shares of Common Stock acquired through the Plan, whether purchased with reinvested dividends or optional cash payments, will begin on the day following the investment date.

         Participants in the Plan will not realize any taxable income when they receive certificates for full shares credited to their accounts, whether upon their written requests for such certificates, upon full shares credited to their account, or upon withdrawal from or termination of participation in the Plan. Participants, however, will realize taxable gain or loss (which for most participants, will be capital gain or loss) when full shares acquired under the Plan are sold or exchanged by the participant and when participants receive a cash payment for a fractional share credited to their account. The amount of such gain or loss will be the difference between the amount that the participant receives for his shares or fractional share (net of brokerage commissions and other costs of sale) and the tax basis thereof.

         For foreign participants who elect to have their cash dividends reinvested and whose dividends are subject to United States income tax withholding, and any other participant for whom federal income tax withholding on dividends is required, an amount equal to the cash dividends payable to such participants, less the amount of tax required to be withheld, will be applied to the purchase of Common Stock through the Plan.

         The foregoing is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. It does not include a discussion of state and local income tax consequences of participation in the Plan. For specific information on the tax consequences of participation in the Plan, including any future changes in applicable law or interpretation thereof, participants should consult their own tax advisors.

15.      CHANGE AND TERMINATION OF THE PLAN; INTERPRETATION OF THE PLAN

         The Company reserves the right to change, suspend, or terminate the Plan at any time. Participants shall be notified of any such change, suspension, or termination. Any question of interpretation arising under the Plan will be determined by the Company. The Plan and all transactions in connection with the Plan will be governed by and construed in accordance with the laws of the State of North Carolina.

         This Plan was adopted by the Board of Directors of Four Oaks Fincorp, Inc. effective as of July 1, 1997.


                                                          /s/  Wanda C. Jones
                                                          -------------------
                                                              Secretary